[GRAPHIC OMITED]


                                                                [GRAPHIC OMITED]



                               GORAN CAPITAL INC.

                              2003 PROXY STATEMENT

                               GORAN CAPITAL INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of the shareholders of Goran Capital Inc. (the "Corporation") will be held at 2 Eva Road, Suite 200, Toronto, Ontario, Canada on Tuesday, July 8, 2003, at 10:00 a.m., Toronto time, for the following purposes:

1. To receive the annual report and financial statements of the Corporation for the year ended December 31, 2002, and the report of the independent auditors thereon;
2.   To  elect  directors;
3. To appoint auditors and to authorize the directors to fix the auditors' remuneration;
4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The accompanying management information circular provides additional information relating to the matters to be dealt with at the Meeting and forms part of this Notice.

SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING ARE REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

DATED  at  Toronto,  this  23rd  day  of  April,  2003.

BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


                               [GRAPHIC  OMITED]


                               [GRAPHIC  OMITED]


Douglas  H.  Symons
Chief  Executive  Officer  and  President

                               GORAN CAPITAL INC.
                              2 EVA ROAD, SUITE 200
                            TORONTO, ONTARIO, CANADA
                                     M9C 2A8


April  23,  2003



Dear  Shareholder:

RE:  SUPPLEMENTAL  MAILING  LIST

If  you  wish  to have your name added to the supplemental mailing list of Goran
Capital Inc. so you may receive the Corporation's quarterly reports which contain interim unaudited financial statements, please fill in your name and address in the space provided below and return to our transfer agent, CIBC Mellon Trust Company, P. O. Box 7010, Adelaide Street Postal Station, Toronto, ON, Canada M5C 2W9.


NAME:     ____________________________________________
               PLEASE  PRINT

ADDRESS:     ____________________________________________


CITY:     ____________________________________________


PROVINCE/STATE:__________  POSTAL  CODE/ZIP  CODE:__________


I hereby confirm that I am the owner of shares issued by the above-mentioned Corporation.

SIGNATURE:     ____________________________________________

DATE:     ____________________________________________

                               GORAN CAPITAL INC.

                            MANAGEMENT PROXY CIRCULAR


                             SOLICITATION OF PROXIES

THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GORAN CAPITAL INC. (THE "CORPORATION") FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION (THE "MEETING") TO BE HELD TUESDAY, JULY 8, 2003, AT 10:00 A.M. (TORONTO TIME), OR AT ANY AND ALL ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by telephone or by telecopier, by directors, officers or regular employees of the Corporation. The costs of such solicitation will be borne by the Corporation.

                              REVOCATION OF PROXIES

A shareholder who has given a proxy may revoke it at any time to the extent it has not been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his/her attorney authorized in writing, and deposited either at the registered office of the Corporation at any time up to 5:00 p.m. (Toronto time) on the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of the Meeting prior to the beginning of the Meeting on the day of the Meeting, or any adjournment thereof or in any other manner provided by law.

               VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

The persons specified in the enclosed form of proxy are directors and officers of the Corporation and will represent management at the Meeting. EACH SHAREHOLDER OF THE CORPORATION HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER), OTHER THAN THE PERSONS SPECIFIED IN THE ENCLOSED FORM OF PROXY, TO ATTEND FOR HIM/HER AND ON HIS/HER BEHALF AT THE MEETING OR ANY ADJOURNMENT THEREOF. Such right may be exercised by striking out the names of the specified persons and inserting the name of the shareholder's nominee in the space provided or by completing another appropriate form of proxy and, in either case, signing, dating and delivering the form of proxy to the Corporation prior to the holding of the Meeting.

The persons named in the enclosed form of proxy will vote the shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions thereon. IN THE ABSENCE OF SUCH
SPECIFICATIONS, SUCH SHARES WILL BE VOTED IN FAVOUR OF EACH OF THE MATTERS REFERRED TO HEREIN.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters, if any, that may properly come before the Meeting. As of the date of this circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting other than routine matters incidental to the conduct of the Meeting. However, if any other matters that are not known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxy.

                                VOTING SECURITIES

The only voting securities of the Corporation currently outstanding and entitled to be voted at the Meeting are 5,393,698 common shares as of April 21, 2003, each of which carries one vote.

The Corporation has fixed May 28, 2003 as the record date for the meeting. The Corporation will prepare a list of the holders of common shares at the close of business on that day. Each person named in such list is entitled to be present and vote the shares shown opposite his/her name on such list at the Meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

To the knowledge of the directors or senior officers of the Corporation, the following are the only persons who beneficially own, directly or indirectly, or exercise control or direction over more than 10% of the outstanding common shares of the Corporation:

                                 NUMBER OF COMMON SHARES     PERCENTAGE OF
                                   BENEFICIALLY OWNED,        OUTSTANDING
NAME                             CONTROLLED OR DIRECTED1     COMMON SHARES
                                   -----------------------  --------------

Symons International Group, Ltd.2         1,646,413              30.5%
                                   -----------------------  --------------
G. Gordon Symons. . . . . . . . .           479,111               8.9%
                                   ----------------------  --------------
Alan G. Symons. . . . . . . . . .          568,0653              10.5%
                                   -----------------------  --------------
Douglas H. Symons . . . . . . . .           251,455               4.7%
---------------------------------  -----------------------  --------------

1 The information as to beneficial ownership of shares not being within the knowledge of the Corporation, has been furnished by the persons and companies listed above. Information presented is as of April 21, 2003 and does not reflect shares under option.
2 Mr. G. Gordon Symons is the controlling shareholder and Chairman of the Board of Symons International Group Ltd., a private company ("SIGL").
3 Includes 387,215 shares owned by a trust over which Alan G. Symons exercises limited direction.


                     PARTICULARS OF MATTERS TO BE ACTED UPON

At the Meeting, shareholders will be asked to elect directors, appoint auditors, authorize the directors to fix the auditors' remuneration and deal with other matters that may properly come before the Meeting.

                              ELECTION OF DIRECTORS

The articles of the Corporation currently provide for a board consisting of a minimum of three and a maximum of ten directors. The board currently consists of seven directors until otherwise determined by further resolution of the board of directors of the Corporation. During 2001, the board of directors of the Corporation increased the number of directors by one so that the majority of the directors are "outside" directors. See "Statement of Corporate Governance Practices."

Unless otherwise specified therein, proxies received in favour of management nominees will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) whose term of office will continue until the next annual meeting of shareholders or until they are removed or their successors are elected or appointed in accordance with the Canada Business Corporations Act and the by-laws of the Corporation.



                                                                      NUMBER OF    NUMBER OF SHARES
                                                                    COMMON SHARES     OF SYMONS
                                                                       OF THE       INTERNATIONAL
                                                         YEAR FIRST  CORPORATION      GROUP, INC.
                                      POSITION IN THE      BECAME    BENEFICIALLY    BENEFICIALLY
NAME AND PRINCIPAL OCCUPATION          CORPORATION         DIRECTOR    OWNED1          OWNED1
                                      ------------------  --------  ----------  ------------------
G. Gordon Symons2
Chairman of the Board,
Goran Capital Inc. and
Symons International . . . . . . . . . . Chairman of the
Group, Inc.. . . . . . . . . . . . . . . Board              1986    2,125,5245       10,000
                                          ------------------  --------  ----------  ------
Douglas H. Symons2,4
CEO and President, Goran Capital
Inc.;
CEO and President, Symons. . . . . . . . CEO, President and
International Group, Inc. . . . . . . .  Secretary          1989       251,455       35,500
J. Ross Schofield3,4
Chairman, Hargraft Schofield Ltd., an
Insurance brokerage company. . . . . . .  Director          1992        14,800        1,000
----------------------------------------  ------------------  --------  ----------  ------
David B. Shapira3
President, Medbers Limited, an
Investment holding company. . . . . . .  Director           1989       100,000        1,000
----------------------------------------  ------------------  --------  ----------  ------
John K. McKeating3
Retired, Former President,
Vision 2120, Inc., an optometry
Company . . . . . . . . . . . . . . . .  Director           1995         2,000        4,000
----------------------------------------  ------------------  --------  ----------  ------
Ron Foxcroft4
President, Fox 40 International, Inc., a
Manufacturing and distribution
Company . . . . . . . . . . . . . . . .  Director           2001        16,0006           0
                                          ------------------  --------  ----------  --------
Robert C. Whiting
President, Prime Advisors Ltd., a
Reinsurance brokerage company . . . . .  Director           2002        20,000       49,800
----------------------------------------  ------------------  --------  ----------  ---------------

1     Information as to the shareholdings of each nominee has been provided by the nominee and  does  not  reflect  shares  under  option.
2     Member  of  the  Executive  Committee.
3     Member  of  Audit  Committee.
4     Member  of  the  Compensation  Committee.
5     Includes  1,646,413  shares  owned  by  SIGL.
6     Includes  4,000  shares  owned by Gage North Inc., over which Mr. Foxcroft exercises voting  control.


Douglas  H.  Symons  became  the  President  and  Chief Executive Officer of the
Corporation on May 31, 2002. Mr. Schofield became Chairman of Hargraft Schofield Ltd. in June 2000. Each of the other nominees has held the principal occupation indicated above during the past five years.

                      DIRECTORS' AND OFFICERS' REMUNERATION

The aggregate remuneration paid by the Corporation and its subsidiaries to the Executive Officers, as defined herein, during the year ended December 31, 2002 was (U.S.) $2,163,313 (in the form of salary and consulting fees).

In 2002, the Corporation's directors received (i) a flat annual fee of $10,000 for each director and (ii) a $1,000 fee for each committee meeting attended. In addition, committee chairmen received an additional $1,500 per quarter. During 2002, the Corporation also paid Robert
C. Whiting a $10,000 fee for services as an officer of Granite Re, a subsidiary of the Corporation ("Granite Re").

The Corporation, Symons International Group, Inc., a subsidiary of the Corporation ("SIG"), and Granite Re have entered into an employment agreement with G. Gordon Symons, Chairman of the Board of the Corporation, pursuant to which G. Gordon Symons is entitled to receive from Granite Re an annual sum of $150,000. Upon a change of control of the Corporation or SIG, G. Gordon Symons is entitled to a payment in the amount of $1,125,000. In the event Granite Re shall fail to pay the amounts due under the agreement, the Corporation and SIG become jointly and severally liable for such amounts.

The Corporation, SIG, Granite Re, Goran Management Bermuda Ltd. ("Goran Bermuda") and G. Gordon Symons have entered into a consulting agreement, pursuant to which Goran Bermuda is entitled to receive from Granite Re an annual sum of $250,000. Upon a change of control of the Corporation or SIG, Goran Bermuda is entitled to a payment in the amount of $1,875,000. In the event
Granite Re shall fail to pay the amounts due under the agreement, the Corporation and SIG become jointly and severally liable for such amounts.

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

In 1997, SIG guaranteed a personal loan by an unrelated third party lender to Douglas H. Symons in the amount of $250,000. During 2002, the loan was renewed by the unrelated third party lender, and SIG did not renew its guarantee.

As of December 31, 2002, Symons International Group Ltd., a private company ("SIGL"), was indebted to the Corporation in the amount of approximately (U.S.) $1,743,000. This indebtedness does not bear interest. During 2002, the
Corporation paid SIGL $400,000 for consulting services which include reinsurance, investment banking and other miscellaneous matters. G. Gordon Symons, a director of the Corporation, is the majority shareholder of SIGL (which is an insider of the Corporation), and Alan G. Symons (who is an insider of the Corporation) and Douglas H. Symons (who is a director and officer of the Corporation) own a minority interest in SIGL.

As of December 31, 2002, Symons Underwriting Managers Ltd., a private company ("SUML"), was indebted to the Corporation in the amount of approximately (Cdn.) $3,340,000. This indebtedness does not bear interest and is secured by the pledge of 100,000 shares of the Corporation. SIGL is the sole shareholder of SUML.

SIG paid $12,967 to Stargate Solutions Group, Inc. ("Stargate") in 2002 for consulting and other services related to the Corporation's non-standard automobile operating system. Stargate is owned by Kirk Symons, son of G. Gordon Symons and brother of Alan G. Symons and Douglas H. Symons.

Superior Insurance Group, Inc., a wholly owned subsidiary of the Corporation, owns a less than 1% limited partnership interest in Monument Capital Partners I. The amount of the investment was $100,000. Larry S. Wechter, a director of SIG until August 12, 2002, is Managing Director and Chief Executive Officer of Monument Advisors, Inc. and Alan G. Symons is a director of Monument Advisors, Inc. Monument Advisors, Inc. is the general partner of Monument Capital Partners I.

The Corporation leases office space in Toronto, Canada from Tritech Financial Systems Inc. ("Tritech"). Tritech is owned by Robert T. Symons, son of G. Gordon Symons and brother of Alan G. Symons and Douglas H. Symons. The total amount paid during 2002 was $34,000.

In 1999, Granite Re issued a performance bond in favor of Tritech in the amount of $328,000. In August 2000 the creditor called the bond. The bond is secured by a guarantee from Tritech, a personal guarantee from Robert T. Symons and a pledge of 50,000 shares of the Corporation's common stock owned by Robert T. Symons. Tritech is paying interest on the outstanding balance at an annual rate of 7.5%. During 2002, Tritech paid interest to the Corporation on the bond of $24,600.

During 2002, SIG paid David G. Symons approximately $7,076 for legal services. David G. Symons is the son of Alan G. Symons.

            INDEBTEDNESS OF OFFICERS AND DIRECTORS OF THE CORPORATION

The following directors and officers of the Corporation and their associates were indebted to the Corporation, or its subsidiaries, in amounts exceeding (Cdn.) $25,000 during 2002. All amounts listed in this section are denominated in U.S. Dollars based upon the March 28, 2003 inter-bank market rate for currency exchange. The approximate aggregate indebtedness of all officers, directors, employees and former officers, directors and employees of the Corporation or any of its subsidiaries entered into primarily in connection with a purchase of securities of the Corporation or its subsidiary as of April 21, 2003 was $1,746,264. The aggregate indebtedness of all other indebtedness of all officers, directors, employees and former officers and directors and employees of the Corporation or any of its subsidiaries as of April 21, 2003 was $1,680,887.




                                                      LARGEST
                                                      LOAN BALANCE    BALANCE AS OF
NAME AND PRINCIPAL POSITION    DATE OF LOAN           DURING 2002     APRIL 21, 2003
----------------------------  ---------------------  --------------  ---------------
G. Gordon Symons . . . . . .  June 27, 1986          $     115,8071  $             0
Chairman of the Board. . . .  June 30, 1986          $     156,4951  $       129,112
                              Prior to 1997. . . . . $      30,0242  $        30,752
                              July 12, 2001. . . . . $     832,7513  $        29,733
----------------------------  ---------------------  --------------  ---------------
Alan G. Symons . . . . . . .  June 30, 1986          $       6,6174  $             0
CEO and President (14) . . .  February 25, 1988      $      27,3094  $        27,309
                              March 19, 1998 . .  .  $      15,2935  $        15,293
                              October 28, 1999 . ..  $     119,5006  $       121,125
                              November 17, 2000. ..  $   1,145,8207  $     1,149,398
                              July 26, 2002. . . ..  $     130,7947  $       131,203
----------------------------  ---------------------  -------------- ----------------
Douglas H. Symons (15) . . .  Prior to 1997          $     66,25613  $        66,256
CEO, President and . . . . .  June 30, 1986          $      9,79813  $             0
Secretary. . . . . . . . . .  February 24, 1988      $       2,2198  $         2,219
                              September 29, 1999 . . $     119,5009  $       121,125
                              October 20, 1999 . . . $    418,25010  $       423,938
                              June 28, 2000. . . . . $     80,00013  $        80,000
                              November 17, 2000. . . $     675,9347  $       678,042
                              March 23, 2001 . . . . $    103,37211  $       103,630
                              June 4, 2001 . . . . . $     50,00013  $        50,000
                              October 15, 2001 . . . $    202,72112  $       180,317
                              July 26, 2002. . . . . $      76,6547  $        77,898
----------------------------  ---------------------  -------------- ----------------

1 The loans by the Corporation to G. Gordon Symons in 1986 were made to facilitate the purchase of common shares of the Corporation. Such loans are collateralized by pledges of the common shares of the Corporation acquired, are payable on demand and are interest free.
2 The loan by the Corporation prior to 1997 was made to an entity controlled by G. Gordon Symons, is unsecured and bears no interest.
3 The loan by Granite Reinsurance Company Ltd. to G. Gordon Symons in the principal amount of $800,000 was made during 2001 at 6% interest. The principal amount was repaid on April 1, 2002. The balance remaining represents interest on the loan.
4 The loans by the Corporation to Alan G. Symons in 1986 and 1988 were made to facilitate the purchase of common shares of the Corporation, are collateralized by a pledge of the common shares of the Corporation acquired, are payable on demand and are interest free.
5 The loan by SIG to Alan G. Symons on March 19, 1998 was made to satisfy obligations to third parties. Such loan was inadvertently referred to in the Corporation's 2002 Proxy Statement as a loan by the Corporation. Such loan was secured by a pledge of his options to purchase shares in Superior Insurance Group Management, Inc. (formerly, GGS Management Holdings, Inc.), a subsidiary of the Corporation, and bore interest at the rate of 5.85% per year. The principal of the loan was repaid during 1999. The balance remaining represents interest on the loan.
6 The loan by SIG to Alan G. Symons on October 28, 1999 was made to pay third party indebtedness secured by common shares of the Corporation and SIG. Such loan was inadvertently referred to in the Corporation's 2002 Proxy Statement as a loan by the Corporation. Such loan is unsecured and bears interest at the rate of 6.5% per year and is payable on demand.
7 In April 1999, the Corporation guaranteed loans from an unrelated third party to Alan G. Symons and Douglas H. Symons in the approximate amounts of $1,552,000 and $945,000, respectively. Such guarantee was in place until November 17, 2000 at which time the Corporation made loans to Alan G. Symons and Douglas H. Symons in the amounts of $630,392 and $369,608 respectively. On April 19, 2001, the Corporation made additional loans to Alan G. Symons and Douglas H. Symons in the amounts of $470,250 and $279,750, respectively, and Alan G. Symons and Douglas H. Symons executed amended promissory notes in the aggregate amount of $1,100,642 and $649,358, respectively. These notes bear interest at variable rate based upon the Royal Bank of Canada's rate paid on deposits. At December 31, 2002, the total accrued interest on the amended promissory notes of Alan G. Symons and Douglas H. Symons was $45,178 and $26,576, respectively. The proceeds of all of such loans were used to reduce the principal outstanding on the third party loans. The Corporation's guarantee to the unrelated third party is with regard to the remaining balance of the third party loans ($358,189 and $212,748 to Alan G. Symons and Douglas H. Symons, respectively) secured by a pledge of certain shares of SIG owned by the Corporation. In turn, Alan G. Symons and Douglas H. Symons have executed guarantees in favor of the Corporation which are triggered in the event that the Corporation is required to perform its guarantee to such unrelated third party. The guarantees by Alan G. Symons and Douglas H. Symons are secured by all shares of SIG and the Corporation held respectively by Alan
     G. Symons and Douglas H. Symons. On July 26, 2002 additional loans were made to Alan G. Symons and Douglas H. Symons in the amounts of $125,480 and $74,520, respectively. These notes bear interest at variable rate based upon the Royal Bank of Canada's rate paid on deposits. At December 31, 2002, accrued interest on these loans was $5,314 and $3,134, respectively.
8 The loans by the Corporation to Douglas H. Symons in 1988 were made to facilitate the purchase of common shares of the Corporation. Such loans are collateralized by pledges of the common shares of the Corporation acquired, are payable on demand and are interest free.
9 The loan by SIG to Douglas H. Symons on September 29, 1999 was made to satisfy indebtedness to third parties. Such loan is unsecured, bears interest at the rate of 6.5% per year and is payable on demand.
10 The loan by the Corporation to Douglas H. Symons on October 20, 1999 was made to satisfy indebtedness to third parties. Such loan is unsecured, bears interest at the rate of 6.5% per year and is payable on demand.
11 The loan by the Corporation was an advance and bears interest at the Corporation's short term funds rate.
12 The loan by Symons International Group (Florida), Inc., a subsidiary of the Corporation, on October 15, 2001, was an advance against bonus for 2002. Such loan is unsecured, bears interest at the rate of 6% per year or the applicable federal rate, whichever is higher and was due no later than
     March  31,  2003.  Douglas  H.  Symons  was  unable  to repay the loan upon maturity  and  has  agreed  to  enter  into  a  repayment  plan  with  the
     Corporation.
13   The  loan  by  SIG  represents  an  advance  and  does  not  bear interest.
14   Alan  G.  Symons  retired  on  May  31,  2002.
15   Douglas  H.  Symons  became CEO and President of the Corporation on May 31,
     2002.


                       STATEMENT OF EXECUTIVE COMPENSATION

The aggregate cash compensation paid by the Corporation and its subsidiaries during 2002 to the Corporation's five most highly paid executive officers (the "Executive Officers"), (including officers of its subsidiaries) including salaries, fees, commissions and bonuses was (U.S.) $2,163,313. The aggregate value of compensation, other than that referred to above, paid to Executive Officers during 2002 does not exceed (Cdn.) $10,000 times the number of Executive Officers.


Table 1 sets forth compensation paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and each of the Corporation's other Executive Officers during the Corporation's three most recently completed fiscal years.

                      TABLE 1:  SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                    ANNUAL COMPENSATION           AWARDS
                                    -------------------        -----------
                                                                 NUMBER OF
                                                                SECURITIES
                                                   OTHER ANNUAL   UNDER       ALL OTHER
NAME AND PRINCIPAL               SALARY   BONUS    COMPENSATION  OPTIONS   COMPENSATION US
POSITION                  YEAR   US $A    US $A       US $B      GRANTEDC        $A
--------------------------------------------------------------------------------------------
G. Gordon Symons, . .     2002  $       0  $      0     Nil             0     $   400,613R
Chairman of the Board     2001  $       0  $      0     Nil       250,000     $   448,672D
                          2000  $       0  $      0     Nil             0     $   403,638O
--------------------------------------------------------------------------------------------
Alan G. Symons,S. . .     2002   $       0  $      0     Nil             0     $   464,119Q
CEO and President . .     2001  $       0  $      0     Nil       200,000     $   400,000H
                          2000  $       0  $      0     Nil             0     $   401,638G
--------------------------------------------------------------------------------------------
Douglas H. Symons,        2002  $ 461,463  $ 250,368I   Nil             0     $    17,526E
CEO, President and        2001  $ 375,000  $       0    Nil        60,000     $     1,651N
Secretary                 2000  $ 375,000  $       0    Nil             0     $    45,846F
--------------------------------------------------------------------------------------------
John G. PendlJ. . . .     2002  $  72,361  $       0    Nil         1,000     $     1,981N
Vice President, Chief     2001  $  14,807  $       0    Nil             0     $         0
Financial Officer
--------------------------------------------------------------------------------------------
Gene S. YerantK . . .     2002  $ 235,105  $        0   Nil             0     $   262,371P
President, Superior .     2001  $ 500,000  $      912   Nil             0     $    11,223M
Insurance Group, Inc.     2000  $ 500,000  $  250,000   Nil       100,000     $    21,635L
--------------------------------------------------------------------------------------------

Note A   Salary,  bonus  and other compensation are stated in U.S. dollars as the majority  of  payments  are  actually  made  in  U.S.  dollars.
Note B   Aggregate  amounts  are  not  greater  than the lesser of $50,000 and 10% of the total  of  the  annual  salary  and  bonus.
Note C   No  stock  appreciation  rights,  restricted shares, or restricted share units  were  granted  during  any of the past three completed fiscal years.
         Amounts  reflect  stock  options
         granted  during  2000,  2001  and  2002.
Note D   Includes $400,000 paid by a subsidiary of the Corporation, Granite Re to companies  owned  by Mr. G. Gordon Symons and $48,672 of other compensation paid  by  the  Corporation  and  Granite  Re.
Note E   Includes  $1,981  of  health  and life insurance premiums and $15,545 of medical  expense  reimbursement  paid  by  SIG.
Note F   Includes  $43,510  of  accrued  vacation  and  $2,336 of health and life insurance  premiums  paid  by  SIG.
Note G   Includes a consulting fee paid to SIG Capital Fund, Ltd. of $400,000 and health  insurance  premiums  of  $1,638  paid  by  SIG.
Note H   Consulting  fee  of  $400,000  paid  to  SIG  Capital  Fund,  Ltd.
Note I   Includes  $25,368  paid  by  SIG.
Note J   Mr.  Pendl  joined  the  Corporation  on  October  8,  2001.
Note K   Mr.  Yerant  joined  the  Corporation  on January 10, 2000. Mr. Yerant's employment  terminated  May  20,  2002.
Note L   Includes  $19,067 of relocation expenses and $2,568 of health and life insurance premiums  paid  by  SIG.
Note M   Includes  $1,990  of  health  and  life  insurance premiums paid by SIG.
Note N   Health  and  life  insurance  premiums  paid  by  SIG.
Note O   Includes  consulting  fee  of  $400,000 paid by Granite Re and $1,638 of health  and  life  insurance  premiums  paid  by  SIG.
Note P   Includes  a  severance  payment  of  $250,000  and  $12,371 of insurance premiums.
Note Q   Includes  consulting  fee of $182,051 paid to SIG Capital Fund, Ltd. and
         $282,068  paid  pursuant  to  a consulting agreement effective May 31, 2002 between  the  Corporation,
         Granite  Re  and  AGS  Capital  Ltd.
Note R   Includes consulting fee of $400,000 paid by Granite Re and $613 of health and  life  insurance  premiums  paid  by  SIG.
Note S   Alan  G.  Symons  retired  on  May  31,  2002.

                           EMPLOYEE SHARE OPTION PLAN

The Corporation has a Share Option Plan (the "Option Plan"). The terms, conditions and limitations of options granted under the Option Plan are determined by the board of directors of the Corporation with respect to each option, within certain limitations. The exercise price per share is payable in full on the date of exercise. Options granted under the Option Plan are not assignable. During 2002 the Corporation granted 1,000 options to executive officers, 15,000 options to directors and 10,000 options to employees of the Corporation's subsidiaries.

The following table sets forth stock options granted to acquire common shares of the Corporation during the fiscal year ended December 31, 2002 to each of the Executive Officers:

                   TABLE 2:  OPTION GRANTS IN LAST FISCAL YEAR

                     NUMBER OF                                        MARKET VALUE OF
                       COMMON        % OF TOTAL                        COMMON SHARES
                   SHARES UNDER       OPTIONS   EXERCISE PRICE(2)  UNDERLYING OPTIONS
                      OPTIONS       GRANTED IN     ($/COMMON         ON DATE OF GRANT
NAME               GRANTED (1) (#)  FISCAL YEAR     SHARE)          ($/COMMON SHARES)   EXPIRATION DATE
-------------------------------------------------------------------------------------------------------
G. Gordon Symons.               --           --        --                     --                --
                   -----------------------------------------------------------------------------------
Alan G. Symons. .               --           --        --                     --                --
                   ------------------------------------------------------------------------------------
Douglas H. Symons               --           --        --                     --                --
                   ------------------------------------------------------------------------------------
John G. Pendl . .            1,000          3.8%  $   .23                $   .23      October 11, 2012
                   ------------------------------------------------------------------------------------
Gene S. Yerant. .               --           --        --                  --                --
-------------------------------------------------------------------------------------------------------

(1) Options are for a term of 10 years. One-third of the total options granted vest each year.
(2) The exercise price of the option is determined by the board of directors and is not less than the closing price of the common shares on the Toronto Stock Exchange on the date prior to the date of grant.


The following table sets forth details of all exercises of stock options during the fiscal year ended December 31, 2002 by each of the Executive Officers and the fiscal year-end value of unexercised options on an aggregated basis.

                      TABLE 3: AGGREGATED OPTION EXERCISES
                     DURING 2002 AND YEAR-END OPTION VALUES

                                                                         VALUE OF UNEXERCISED
               COMMON SHARES                    NUMBER OF UNEXERCISED     IN THE MONEY OPTIONS
                 ACQUIRED ON  AGGREGATE VALUE      OPTIONS AT FY END        ($) EXERCISABLE/
NAME               EXERCISE     REALIZED       EXERCISABLE/UNEXERCISABLE     UNEXERCISABLE1
----------------------------------------------------------------------------------------------
G. Gordon Symons.         0         0                  250,000/0                  0/0
                   --------------------------------------------------------------------------
Alan G. Symons. .         0         0                      0/0 2                  0/0
                   ---------------------------------------------------------------------------
Douglas H. Symons         0         0                   60,000/0                  0/0
                   --------------------------------------------------------------------------
John G. Pendl . .         0         0                    0/1,000                  0/0
                   --------------------------------------------------------------------------
Gene S. Yerant. .         0         0                      0/0 3                  0/0
----------------------------------------------------------------------------------------------

1     Based  on  the  TSX  closing price as of December 31, 2002 of $.60 (Cdn.).
2     Alan  G.  Symons  forfeited  his  options  upon  retirement.
3     Mr.  Yerant  forfeited  his  options  upon  termination  of  employment.


                    COMPOSITION OF THE COMPENSATION COMMITTEE

During 2002, Ron Foxcroft was the Chairman of the Compensation Committee. Other members of the Compensation Committee during 2002 were J. Ross Schofield and Douglas H. Symons. Douglas H. Symons is the Corporation's Chief Executive Officer, President and Secretary. Prior to May 31, 2002, Douglas H. Symons was the Corporation's Senior Executive Vice President, Chief Operating Officer and Secretary.

                        REPORT ON EXECUTIVE COMPENSATION

The Corporation's Executive Compensation Policy (the "Policy") considers an individual's experience, market conditions (including industry surveys), individual performance and the overall financial performance of the Corporation. The Corporation's total compensation program for officers includes base salaries, bonuses and the grant of stock options pursuant to the Option Plan. The Corporation's primary objective is to achieve above-average performance by providing the opportunity to earn above-average total compensation (base salary, bonus, and value derived from stock options) for above-average performance. Each element of total compensation is designed to work in concert. The total program is designed to attract, motivate, reward and retain the management talent required to serve shareholder, customer and employee interests. The Corporation believes that this program also motivates the Corporation's officers to acquire and retain appropriate levels of share ownership. It is the opinion of the Compensation Committee that the total compensation earned by the Corporation's officers during 2002 achieves these objectives and is fair and reasonable.

Compensation comprises base salary, annual cash incentive (bonus) opportunities, and long-term incentive opportunities in the form of stock options. Individual performance is determined in relation to short and long-term objectives that are established and maintained on an on-going basis. Performance of these objectives is formally reviewed annually and base salary adjusted as a result. Bonus rewards are provided upon the attainment of corporate financial performance objectives as well as the individual's direct responsibilities and their attainment of budget and other objectives.

The Policy also strives to establish long-term incentives to executive officers by aligning their interests with those of the Corporation's shareholders through award opportunities that can result in the ownership of the Corporation's common shares.

The compensation of Alan G. Symons, Chief Executive Officer of the Corporation until May 31, 2002, was determined pursuant to an arrangement between the Corporation and SIG Capital Fund, Ltd. Under the arrangement, a consulting fee was paid to SIG Capital Fund, Ltd. with respect to the provision of services by Alan G. Symons. Alan G. Symons was not paid a salary by the Corporation. Upon the resignation of Alan G. Symons, Douglas H. Symons was appointed Chief Executive Officer, President and Secretary of the Corporation. The Compensation Committee reviewed and increased the salary of Douglas H. Symons upon his appointment as Chief Executive Officer and President of the Corporation and approved the payment by the Corporation of the annual salary obligations of SIG and the Corporation under an employment agreement which provides for a base salary of not less than $500,000 per year. This agreement became effective on May 31, 2002 and continues in effect for an initial period of two years. Upon the expiration of the initial two-year period, the term of the agreement is automatically extended from year to year thereafter and is cancelable upon six months' notice. This agreement contains restrictive covenants regarding confidentiality and non-competition during the term of employment and for a period of two years after the termination of the agreement. In addition to annual salary, Douglas H. Symons may earn a bonus in an amount ranging from 0 to 100% of base salary. At the discretion of the board, bonus awards may be greater than the amounts indicated if agreed upon financial targets are exceeded. Upon a change of control of the Corporation or SIG and in the event of a non-renewal of Douglas H. Symons' employment agreement, Douglas H. Symons is entitled to a severance amount equal to two years salary. The Compensation Committee also approved a retention bonus in 2002 for Douglas H. Symons. During 2002, the board of directors did not grant any additional stock options to the Chief Executive Officer.

The board of directors also approved the grant of 26,000 additional stock options to certain officers, directors and employees of the Corporation during 2002.

COMPENSATION  COMMITTEE

Ron  Foxcroft,  Chairman
J.  Ross  Schofield
Douglas  H.  Symons

                             APPOINTMENT OF AUDITORS

Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote for the appointment of BDO Seidman, LLP as auditor of the Corporation to hold office until the next annual meeting of shareholders and to authorize the directors to fix the remuneration of the auditor. BDO Seidman, LLP was first appointed during 2000. Prior to that, Schwartz Levitsky Feldman LLP was the auditor of the Corporation. Schwartz Levitsky Feldman LLP was first appointed in 1990.

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The board of directors and management of the Corporation believe that sound corporate governance practices are essential to the performance of the Corporation. The Corporation's practices and policies have been developed over many years. They are addressed here generally and within the framework of the guidelines for effective corporate governance adopted by the Toronto Stock Exchange (the "Guidelines").

                               BOARD OF DIRECTORS

The board of directors is elected by the shareholders and oversees the conduct of the business and affairs of the Corporation, supervises its management and ensures that all major issues affecting the Corporation are given appropriate consideration. In fulfilling its responsibilities the board delegates day-to-day authorities to management, while reserving the ability to review management decisions and to exercise final judgment on any matter. The board discharges its responsibilities directly and through its committees.

The directors are kept informed of the Corporation's operations at meetings of the board and its committees and through discussions with management. In addition to its primary roles of oversight of the Corporation's performance and the provision of quality, depth and continuity for management to meet the Corporation's objectives, the board of directors, among other things:

- reviews the development and implementation of business and strategic plans and approves business, strategic, financial and succession plans;
-    approves  communications  to  shareholders;
-    oversees  financial  programs  and  policies;
-    appoints  officers  and  reviews  their  performance  at  least  annually;
- approves items such as the issue, purchase and redemption of securities, acquisition and disposition of significant capital assets, executive officer compensation, employee benefits, including profit sharing and incentive award plans and dividends, if any; and
- approves changes in the by-laws of the Corporation and submits them to shareholders for approval.

In order to carry out its responsibilities the board of directors meets on a regularly scheduled basis and otherwise as required by circumstances. The board met five times during 2002 and took a number of actions by unanimous written consent.

The Chairman of the Board is responsible for the functioning of the board including, among other things, setting the agenda for each board meeting, ensuring that directors are kept informed of appropriate corporate matters, chairing the meetings and acting as a key liaison between the board and executive management.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has established three standing committees and has delegated certain functions to each of the committees.

                               EXECUTIVE COMMITTEE

The Executive Committee communicates regularly with executive management of the Corporation. The Executive Committee reviews and approves communications with shareholders and adds significant direction to the function of executive management on significant issues affecting the Corporation. This committee is composed of G. Gordon Symons and Douglas H. Symons.

                                 AUDIT COMMITTEE

The Audit Committee serves as an independent and objective party to monitor the Corporation's financial reporting process and system of internal controls. The Audit Committee communicates directly with the Corporation's independent auditors, senior financial management of the Corporation, internal auditors and the board of directors. The Audit Committee is composed of unrelated directors, David B. Shapira, J. Ross Schofield and John K. McKeating. The Audit Committee met four times during 2002.

                             COMPENSATION COMMITTEE

The role of the Compensation Committee is to review the total compensation of the Corporation's executive officers in an effort to ensure that the Corporation attracts and retains the talent commensurate with its business objectives. In 2002, this committee met once and took a number of actions by written consent. See "Composition of Compensation Committee."

                     SHAREHOLDER PROPOSALS FOR NEXT MEETING

The Canada Business Corporations Act, which governs the Corporation, provides that shareholder proposals must be received by January 21, 2004 to be considered for inclusion in the management information circular and the form of proxy for the 2004 annual meeting of shareholders, which is expected to be held on or about May 30, 2004.

                                 TSX GUIDELINES

The Guidelines require each listed company to disclose its approach to corporate governance and, where the Corporation's system is different from the Guidelines, to explain the differences. The Corporation's corporate governance is substantially consistent with the objectives set out in the Guidelines. The approach of the Corporation to matters of corporate governance referred to in each of the fourteen Guidelines follows.

1. The Board should explicitly assume responsibility for stewardship of the Corporation, and specifically for:

     (i)  Adoption  of  Strategic  Planning  Process.

The objectives of the Chief Executive Officer of the Corporation include responsibility for the development of strategic plans. The board reviews strategic planning matters on a regular basis which includes the approval of long term strategic plans and annual business plans and the monitoring of performance against, and continuing stability of, such plans.

     (ii) Identification of Principal Risks and Ensuring Implementation of Risk Management Systems.

Identification of the Corporation's principal business risks is the responsibility of the Corporation's management. Management's plans for risk management are subject to review by the board.

     (iii)  Succession  Planning  and  Monitoring  Senior  Management.

The Executive Committee reviews and reports at least annually to the board on organizational and succession planning matters. The Chief Executive Officer has responsibility for succession planning for senior management and monitoring the performance of executive management.

     (iv) Communications  Policy.

To ensure that the rules of timely disclosure are observed, management has put in place structures for effective communication between the Corporation, its shareholders and the public, including having the CEO responsible for advising on and reviewing disclosure documents and recommending timely disclosure of material transactions and changes.

     (v)  Integrity  of  Internal  Control  and  Management Information Systems.

Systems and Controls. The Audit Committee reviews the Corporation's systems and controls principally by monitoring planning and staffing of the internal audit function and reporting and by reviewing the external auditors' annual letter of comments on these items and management's responses thereto.

Occupational Health and Safety and Environmental. The Corporation's business activities do not typically involve occupational health and safety matters or environmental issues. Should a health and safety or environmental issue arise, executive management implements corrective and preventative measures and reports its activities in that regard to the board.

Human Resources Matters. In addition to the role of the Compensation Committee, the Executive Committee reviews and monitors the Corporation's policies and activities in human resources and related employment matters to ensure excellent relations with employees of the Corporation and compliance with applicable laws.

Information Systems. As part of the ongoing planning processes of the Corporation, executive management regularly informs the board of the development and status of the Corporation's management information systems.

2. Majority of directors should be "unrelated" (independent of management and free from conflicting interests).

The board of directors is composed of seven members. The composition of the board includes a majority of directors who are unrelated to the Corporation.

3. Disclosure for each director whether he or she is related, and how that conclusion is reached.

Mr. Gordon Symons is the Chairman of the Board and a controlling shareholder; therefore, he is related to the Corporation. Mr. Douglas H. Symons is the Chief Executive Officer, President and Secretary and is therefore related to the Corporation. Robert C. Whiting became a director of the Corporation during 2002. Mr. Whiting received a fee for his services as an officer of Granite Re; therefore, Mr. Whiting is related to the Corporation.

None of the remaining directors, being a majority of the board members, is related by reason of having worked for the Corporation, having material contracts with the Corporation or having received remuneration from the Corporation other than directors' fees. None of the directors has any interest or any business or other relationship with G. Gordon Symons or Douglas H. Symons which could, or could reasonably be perceived to, materially interfere with his ability to act with a view to the best interests of the Corporation, and as such, none of the directors is related to G. Gordon Symons or Douglas H. Symons.

4. Appoint a committee responsible for the appointment/assessment of directors composed exclusively of outside directors, a majority of whom are unrelated.

The board of directors recommends candidates for the board. The board reviews the qualifications of prospective members in consideration of current board compositions and the Corporation's needs. The board does not have in place assessment procedures for board and director performance.

5. Implement a process for assessing the effectiveness of the Board, its committees and individual directors.

Although the board does not have a formal process to address the effectiveness of the board, its committees and individual directors as recommended by the Guidelines, the board believes it carries on its duties and responsibilities effectively and in the best interests of the shareholders.

6.   Provide  orientation  and  educational  programs  for  new  directors.

Upon the election of a new member to the board of directors, the board summarizes and documents the Corporation's business, affairs and governance and provides orientation to the new director through meetings with officers and other board members on an informal basis.

7. Consider reducing the size of the Board, with a view to improving effectiveness.

The board increased the number of members during 2001 so that the board became composed of a majority of members who are outside directors. The board believes that the current number of directors promotes effectiveness and efficiency and is appropriate in the circumstances. The board does not believe it should have less than six directors.

8.   Review  compensation  of  directors in light of risks and responsibilities.

The Compensation Committee reviews and recommends to the board of directors for approval the remuneration of directors. The board considers the time commitment, comparative remuneration, responsibilities and other factors in determining remuneration.

9. Committees should generally be composed of outside directors and a majority of Committee members should be unrelated.

The Audit Committee is composed entirely of outside directors. A majority of the members of the Compensation Committee are outside directors. The Executive Committee is composed of non-outside, related directors.

10. Appoint a committee responsible for approach to corporate governance issues.

Although the board of directors has not established a separate corporate governance committee, the Executive Committee, is, among other things, responsible for making recommendations to the board of directors regarding the Corporation's approach to corporate governance and for the Corporation's disclosure of such approach.

11. Define limits to management's responsibilities by developing mandates for the Board and the Chief Executive Officer; the Board should approve the Chief Executive Officer's corporate objectives.

The board of directors has the authority to manage or supervise the management of the Corporation's business as more fully described under the heading "Board of Directors" above. Certain roles are delegated to management or a board committee subject to review by the full board. Although the Chief Executive Officer's corporate objectives are not formally set out, the board of directors oversees the performance of the Chief Executive Officer with a view toward compliance with the overall objectives of the Corporation.

12. Establish structures and procedures to enable the Board to function independently of management.

The board of directors has the prerogative of meeting independently of management. The committees of the board function independently of management when appropriate. The Chairman of the Board, who is not a member of management, has responsibility to ensure that the board of directors discharges its responsibilities.

13. Establish an audit committee with a specifically defined mandate, all members of which should be outside directors.


The Audit Committee is composed of unrelated directors. The Audit Committee's primary responsibilities are to serve as an independent and objective party to monitor the Corporation's financial reporting processes and internal control system, consider the independence of the Corporation's independent accountants, review and appraise the efforts of the Corporation's independent accountants and internal auditors, and provide an open avenue of communication among the independent accountants, senior management, internal auditors, and the board of directors. The Audit Committee reviews the process for the preparation of the Corporation's financial statements and makes recommendations regarding presentation of the annual financial statements.

14. Implement a system to enable individual directors to engage outside advisors at the Corporation's expense.

Consistent with past practice individual directors may engage outside advisors at the Corporation's expense with the authorization of the board.

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Corporation purchased directors and officers liability insurance from Greenwich Insurance Company. This coverage expires on November 10, 2003 and contains a limit of liability of (U.S.) $5 million. A premium of (U.S.)
$420,000 was paid in 2002 to Greenwich Insurance Company for one year of coverage. There is no deductible for coverage other than executive indemnification and securities claims for which the deductible is (U.S.) $500,000.

                          REPORT OF THE AUDIT COMMITTEE

The Corporation's Audit Committee is responsible for, among other things, reviewing with BDO Seidman, LLP its independent auditors, the scope and results of their audit engagement. In connection with the fiscal 2002 audit, the Audit Committee has:

1. Reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002;

2. Discussed with BDO Seidman, LLP the matters required by Statement of Accounting Standards No. 61, as amended, in accordance with rules of the Securities and Exchange Commission; and

3. Received from and discussed with BDO Seidman, LLP the communication from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 regarding their independence, in accordance with rules of the Securities and Exchange Commission.

Based on the review and discussions described in the preceding items, the Audit Committee has recommended to the board of directors that the audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission and all other applicable securities commissions in Canada.

The  Audit  Committee:
David  B.  Shapira,  Chairman
J.  Ross  Schofield
John  K.  McKeating


                                PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return on the Corporation's common stock with the TSX/S&P Composite Index for the years 1998 through 2002.



                               [GRAPHIC  OMITED]

Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Management Proxy Circular, in whole or in part), the preceding Report on Executive Compensation and the historical Performance Graph shall not be incorporated by reference in any such filings.

NORMAL  COURSE  ISSUER  BID

On October 3, 2001, the Corporation filed, and the Toronto Stock Exchange accepted, a notice of intention to make a normal course issuer bid to purchase up to an aggregate of 272,555 common shares (representing approximately 10% of the public float at such time) during the one-year period commencing on October 4, 2001 and terminating on the earlier of the date on which the maximum number of common shares is purchased and October 3, 2002. All shares purchased pursuant to the normal course issuer bid were canceled.

                               DIRECTORS' APPROVAL

The contents of this Management Proxy Circular and the sending thereof have been approved by the board of directors of the Corporation.

April  21,  2003



                               [GRAPHIC  OMITED]



                               [GRAPHIC  OMITED]


Douglas  H.  Symons
Chief  Executive  Officer  and  President



Douglas  H.  Symons,
CEO,  President  and
Secretary